UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 23, 2021

ALTITUDE INTERNATIONAL HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

New York	000-55639	13-3778988
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4500 SE Pine Valley Street, Port Saint Lucie, FL 34952

(Address of Principal Executive Offices)

(772) 323-0625

(Registrant’s Telephone Number, including area code)

Copy to:

Brunson Chandler & Jones, PLLC

175 South Main Street, Suite 1410

Salt Lake City, Utah 84111

(801) 303-5721

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Explanatory note: This 8-K/A amends Exhibit 99-2 filed with the Securities and Exchange Commission on August 20, 2021 (the “Form 8-K/A”) to reflect the reverse merger with Altitude International Holdings, Inc. and Breunich Holdings, Inc. and the effect on the proforma financials for June 30, 2021 and December 31, 2020.

Item 9.01 Financial Statements and Exhibits.

When a public company that is not a shell company completes a Share Exchange or acquisition that requires the preparation and filing of financial statements on the acquired company, such as our dealings that are affected by the Share Exchange Agreement, it must file such financial information via Form 8-K. If these required financials are not filed with the initial filing, they must be filed by amendment to the Form 8-K within 71 calendar days after the due date of the initial Form 8-K filing. This 8-K/A includes the required financial statements for the acquired companies.

Exhibit
Number	Description

99.1	Unaudited Pro Forma Financial Statements*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTITUDE INTERNATIONAL HOLDINGS, INC.

Date:	January 11, 2022	By:	/s/ Greg Breunich
Greg Breunich
Chief Executive Officer, Acting Chief Financial Officer and Director